EXHIBIT 4.5

Amended and Restated INVESTORS’ RIGHTS AGREEMENT

THIS Amended and Restated INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of March 12, 2024, by and among Carlsmed, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Preferred Stock (as defined below) and/or shares of Common Stock (as defined below) issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of April 18, 2022, by and among the Company, the Key Holders, and such Existing Investors (the “Prior Agreement”).

WHEREAS, the Existing Investors are holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith, by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, the Existing Investors holding at least a majority of the Registrable Securities, the Key Holders, and the Company.

NOW, THEREFORE, the Existing Investors, the Key Holders, and the Company hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement and the parties to this Agreement further agree as follows:

1.
Definitions. For purposes of this Agreement:
1.1
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.2
“Board of Directors” means the board of directors of the Company.
1.3
“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
1.4
“Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.5
“Competitor” means, in the reasonable determination of the Board of Directors, including the determination of a majority of the Preferred Directors (as defined below) if any is disinterested and then serving, a Person that, directly or indirectly (including through any Affiliate, partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), is a competitor of the Company or any of its subsidiaries, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided that none of U.S. Venture Partners XII, L.P., U.S. Venture Partners XII-A, L.P., U.S. Venture Partners Select Fund I, L.P., Vertical GP-11, LLC, B Capital Global Growth III, L.P., B Capital Healthcare I, L.P., Hornet Co-Invest, L.P. or any of their respective Affiliates that is a financial investment firm or collective investment vehicle shall be deemed a Competitor hereunder.
1.6
“CTA” shall mean the Corporate Transparency Act, 31 U.S.C § 5336, and all rules and regulations promulgated thereunder, as each may be amended or replaced from time to time.
1.7
“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.8
“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.9
“DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.
1.10
“DPA Triggering Rights” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iv) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

1.11
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.12
“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.13
“FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.
1.14
“Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA or (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.
1.15
“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.16
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.17
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.18
“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.19
“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.
1.20
“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.21
“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.22
“Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders (other than shares of Common Stock issuable or issued upon conversion of the Preferred Stock), and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares. For clarity, and notwithstanding anything else set forth herein, in no event may any Investor that is also a Key Holder aggregate such Key Holder’s Key Holder Registrable Securities with other Registrable Securities held by such Investor to determine the availability of rights hereunder; in no event may any Investor and any Affiliate of such Investor that is a Key Holder aggregate such Key Holder’s Key Holder Registrable Securities with such Investor’s Registrable Securities (that are not Key Holder Registrable Securities) to determine the availability of rights hereunder, and in no event may any Investor who receives a transfer of Key Holder Registrable Securities from its Affiliate, other than pursuant to the Secondary Refusal Right as defined that certain Right of First Refusal and Co-Sale Agreement entered into by the Company and the other parties named therein as of even date herewith as may be amended or restated from time to time, aggregate such transferred Key Holder Registrable Securities with such Investor’s Registrable Securities to determine the availability of rights hereunder, including but not limited to, in each case, to determine whether any Investor is a Major Investor or for any purpose in Section 4.
1.23
“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 4,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.24
“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever (including but not limited to convertible debt securities) that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.25
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.26
“Preferred Directors” means, collectively, the Series A Directors and the Series B Director.
1.27
“Preferred Stock” means, collectively, shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

1.28
“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, in each case, acquired by the Investors after the date hereof, other than shares of Common Stock issued or issuable to employees, officers, directors or consultants under any Company equity incentive plan, or (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 2.1 (and any other applicable Section or Section with respect to registrations under Section 2.1), 2.10, 3.1, 3.2, 4, 6.6 and 6.8; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) or (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12(d).
1.29
“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.30
“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.
1.31
“SEC” means the Securities and Exchange Commission.
1.32
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.33
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.34
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.35
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
1.36
“Series A Director” shall have the meaning set forth in the Certificate of Incorporation.
1.37
“Series B Director” shall have the meaning set forth in the Certificate of Incorporation.

1.38
“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share.
1.39
“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.
1.40
“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.
2.
Registration Rights. The Company covenants and agrees as follows:
2.1
Demand Registration.
(a)
Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding, then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3; provided, however, that this right to request the filing of a Form S-1 registration statement shall in no event be made available to any Holder that is a Foreign Person.
(b)
Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.
(c)
Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.
(d)
The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one (1) registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).
2.2
Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3
Underwriting Requirements.
(a)
If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)
In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)
For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4
Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;
(b)
prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)
furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)
use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)
use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)
provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)
promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)
notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)
after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5
Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6
Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7
Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8
Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)
To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.
(b)
To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)
Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)
To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(f)
Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9
Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)
make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)
furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9 or for issuances to banks or other financial institutions in connection with a debt financing.
2.11
“Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall only apply to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.
2.12
Restrictions on Transfer.
(a)
The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)
Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)
The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
(d)
Without the prior written consent of the Board of Directors, including a majority of the Preferred Directors if any is then serving, no Holder shall sell, transfer, assign or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Preferred Stock or Registrable Securities (or any rights or obligations relating to the foregoing, whether under this Agreement or otherwise), other than to the acquiring entity or entities in a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, to: (i) any Competitor or (ii) any customer, distributor or supplier (or affiliate thereof) of the Company, if the Board of Directors, including at a majority of the Preferred Directors if any is disinterested and then serving, should reasonably determine that such assignment would result in such competitor, customer, distributor or supplier (or affiliate thereof) receiving information that would place the Company or its subsidiaries at a competitive disadvantage with respect to such Competitor, customer, distributor or supplier (or affiliate thereof). The covenants set forth in this Section 2.12(d) shall terminate and be of no further force or effect immediately prior to the consummation of an IPO, at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act or the closing of a Deemed Liquidation Event.
(e)
Nothing set forth in this Section 2.12 shall constitute a waiver or termination of any other restriction on transfer of Registrable Securities in any other agreement between the holder thereof and the Company.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)
the closing of a Deemed Liquidation Event in which all of the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2, as determined by the holders of a majority of the Registrable Securities then outstanding;
(b)
such time after consummation of the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3)-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) of SEC Rule 144) and such Holder (together with its “affiliates” determined under SEC Rule 144) holds less than one percent (1%) of the outstanding capital stock of the Company;
(c)
the fourth (4th) anniversary of the IPO (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Company’s obligations pursuant to Section 2 that remain in effect as of the fourth (4th) anniversary of the consummation of the IPO).
3.
Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that either such Major Investor or any of its Affiliates is a Competitor:

(a)
as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Board of Directors, including a majority of the Preferred Directors if any is then serving, unless the requirement for an audit is waived by the Board of Directors (including the approval of a majority of the Preferred Directors);

provided, however, that if such audit requirement is so waived, the Company shall provide unaudited financial statements listed above prepared in accordance with GAAP to Major Investors within sixty (60) days after the end of such fiscal year of the Company;
(b)
as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)
as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(d)
as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company (such budget and business plan that is approved by the Board of Directors is collectively referred to herein as the “Budget”);
(e)
as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year of the Company, (i) a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the fiscal year, the Common Stock issuable upon conversion of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company (such statement, a “Capitalization Table”) and (ii) a statement showing the existing debt holders of the Company;
(f)
additional Capitalization Tables promptly upon the request of each Major Investor, but no more frequently than once per fiscal quarter for each Major Investor, with the report set forth in Section 3.1(c) above to count as a quarterly request;

provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (A) that the Company reasonably determines in good faith to be a technology trade secret; (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, (C) despite any non-disclosure or similar agreement between such Major Investor and the Company, the disclosure of which would violate applicable law, rule, regulation or court order or the Company’s legally enforceable obligations with respect to confidential or proprietary information of third parties or (D) that is “material non-public technical information” (as defined in the DPA) or “sensitive personal data” (as defined in the DPA) of U.S. citizens to any Foreign Person.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date forty-five (45) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that either such Major Investor or any of its Affiliates is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that (a) the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information (i) that the Company reasonably determines in good faith to be a technology trade secret; (ii) the provision of access to which would adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, (iii) despite any non-disclosure or similar agreement between such Major Investor and the Company, the provision of access to which would violate applicable law, rule, regulation or court order or the Company’s legally enforceable obligations with respect to confidential or proprietary information of third parties or (iv) that is “material non-public technical information” (as defined in the DPA) or “sensitive personal data” (as defined in the DPA) of U.S. citizens to any Foreign Person and (b) the Company may require any Major Investor to execute a confidentiality and nondisclosure agreement prior to provision of access to any such information.

3.3 Termination of Information Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, except that such covenants shall not terminate upon the consummation of a Deemed Liquidation Event referred to in Article Fourth, Section B.2.3.1(a)(ii) or Article Fourth, Section B.2.3.1(b) of the Certificate of Incorporation in which consideration is received by the

Company, if the Company does not effect a distribution of the proceeds thereof within 150 days after such Deemed Liquidation Event, and the Company shall continue to comply with such covenants until the Company effects a distribution of the proceeds therefrom or all outstanding shares of Preferred Stock are redeemed, in each case pursuant to the terms set forth in Article Fourth, Section B.2.3 of the Certificate of Incorporation.

3.4 Observer Rights. The Company shall invite a representative selected by B Capital Global Growth III, L.P., B Capital Healthcare I, L.P. and Hornet Co-Invest, L.P. (such funds, “B Capital” and such observer, the “B Capital Observer”), who shall initially be Jason Grosz, to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, and other materials that it provides to its directors in connection with such meetings; provided, however, that such representative shall agree to and shall enter into a written agreement agreeing to hold in confidence all information so provided; and provided further, that (a) the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if (i) the Board of Directors has reasonably determined that such B Capital Observer or any of the foregoing’s Affiliates is a Competitor or a Foreign Person or (ii) access to such information or attendance at such meeting could (A) result in the disclosure of trade secrets or highly sensitive confidential information; (B) adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or (C) despite any non-disclosure or similar agreement between such observer and the Company, violate applicable law, rule, regulation or court order or the Company’s legally enforceable obligations with respect to confidential or proprietary information of third parties and (b) the Company may require such observer to execute a confidentiality and nondisclosure agreement prior to provision of such information or access. Notwithstanding the above, the Chief Executive Officer of the Company, at her or his discretion, may prohibit the B Capital Observer from attending all, or any portion of, any meeting of the Board of Directors (or receiving related materials). In the event that Jason Grosz or Robert Mittendorff, MD is not the representative selected by B Capital, any replacement representative is subject to the approval of the Board of Directors, including the approval of a majority of the Preferred Directors if any is then serving such approval not to be unreasonably withheld. All rights contained in this Section 3.4 shall terminate and be of no further force or effect upon the earliest to occur of (1) such time as B Capital and its Affiliates no longer continue to own beneficially an aggregate of at least a majority of the shares of Series B Preferred Stock originally purchased by B Capital pursuant to the Purchase Agreement, (2) immediately before the consummation of the IPO, (3) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (4) a upon the closing of a Deemed Liquidation Event.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor or one of its Permitted Disclosees (as defined below)),(b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information: (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business (each of the foregoing Persons in (i)-(iii), a “Permitted Disclosee”), provided that (A) such Permitted Disclosee is not a Competitor and (B) such Investor (1) informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and (2) shall be responsible for any breach of this Section 3.5 caused by any such Permitted Disclosee; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.6 Waiver of Statutory Information Rights. Each Key Holder hereby acknowledges and agrees that until the consummation of the IPO, such Key Holder shall hereby be deemed to have unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of such Key Holder and all beneficial owners of the shares of Common Stock or Preferred Stock owned by such Key Holder (a “Beneficial Owner”), waived any rights such Investor or a Beneficial Owner might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. Each Key Holder hereby further warrants and represents that such Key Holder has reviewed this waiver with its legal counsel, and that such Key Holder knowingly and voluntarily waives its rights otherwise provided by Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law).

4.
Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, including the consent of a majority of the Preferred Directors if any is then serving, (y) agrees to enter into this Agreement and the Voting Agreement of even date herewith among the Company, the Investors and the other parties named therein (the “Voting Agreement”), as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof), and (z)

agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a)
The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)
By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the capital stock of the Company and all Derivative Securities of the Company then held by such Major Investor on an as converted, as exchanged and as exercised basis (such “Major Investor’s Securities”), bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding) (such Major Investor’s “Pro Rata Amount”). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all of the New Securities available to it pursuant to the Offer Notice (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the five (5) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that such Major Investor’s Securities then held by such Fully Exercising Investor bears to the Major Investor’s Securities then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
(c)
If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.
(d)
The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation), (ii) shares of Common Stock issued in the IPO and (iii) the issuance of shares of Series C Preferred Stock to Additional Purchasers pursuant to Section 1.3 of the Purchase Agreement.

4.2 Waiver and Transfer. The rights of first offer granted under this Section 4, including notice with respect thereto, may be waived by the holders of a majority of the Registrable Securities then outstanding held by the Major Investors. Notwithstanding the foregoing, if any of the waiving Major Investors purchases New Securities covered by such waiver (each a “Participating Investor”), then each other Major Investor shall have the right to purchase up to the same percentage of its Pro Rata Amount of the New Securities purchased by the Participating Investor who purchased the highest percentage of its respective Pro Rata Amount of the New Securities. The rights of first refusal of a Major Investor under this Section 4 may be transferred subject to the same restrictions as any transfer of registration rights pursuant to Section 2.12.

4.3 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon the closing of a Deemed Liquidation Event, except if such Deemed Liquidation Event is a sale of all or substantially all of the assets or intellectual property assets of the Company unless agreed to by the holders of at least a majority of the Preferred Stock outstanding immediately prior to the closing of such Deemed Liquidation Event, whichever event occurs first.

5.
Additional Covenants.

5.1 Insurance. The Company shall use commercially reasonable efforts to cause its Directors and Officers liability insurance policies, in the amount and on terms and conditions satisfactory to the Board of Directors, including a majority of the Preferred Directors, to be maintained, until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued.

5.2 Employee Agreements. Unless otherwise approved by the Board of Directors, the Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement or agreement containing provisions regarding non-disclosure and proprietary rights. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the provisions in the above-referenced agreements regarding non-disclosure and proprietary rights, without the consent of the Board of Directors, including a majority of the Preferred Directors if any is then serving.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors if any is then serving, all employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Notwithstanding the foregoing, any equity award granted to an employee after his or her initial award shall have a vesting commencement date as of the date of grant, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors if any is then serving.

Without the prior approval by the Board of Directors, including a majority of the Preferred Directors if any is then serving, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors if any is then serving, the Company shall retain (and not waive) a “right of first refusal” on employee transfers of Common Stock pursuant to the Bylaws or applicable issuance agreements until an IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement, dated April 18, 2022, by and between the Company and certain investors party thereto, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company.

5.5 Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each Preferred Director shall be entitled in such person’s discretion to be a member of each committee of the Board of Directors, if applicable, absent a conflict of interest.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.7 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement, the Company and the other parties named therein), the reasonable fees and disbursements, not to exceed $35,000, of one counsel for the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company upon the closing of the Sale of the Company (and contingent upon the closing thereof) and will, subject to any restrictions under applicable law, rule, regulation or contract, provide such Investor Counsel with drafts of definitive agreements and other information reasonably requested by such counsel at least ten (10) days prior to the earlier of Company’s entering into a transaction or the Company’s entering into a definitive acquisition agreement with respect to a transaction which, in either case, if consummated would constitute a Sale of the Company. Investor Counsel shall, subject to any restrictions under applicable law, rule, regulation or contract, have a reasonable opportunity to comment on any of the definitive acquisition agreements with respect to such Sale of the Company.

5.8 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of U.S. Venture Partner XII, L.P., U.S. Venture Partner XII-A, L.P., U.S. Venture Partners Select Fund I, L.P., Wavemaker Three-Sixty Health, LP, Cove Fund II, LLC, Vertical GP-11, LLC and B Capital (together with each of their respective Affiliates) (each a “Fund Investor”) is a professional investment organization or collective investment vehicle, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict such Fund Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, each Fund Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Fund Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any party from liability associated with any breach of any confidentiality or other contractual obligations with the Company (including under this Agreement), (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company or (z) any party from any other obligations under applicable law.

5.9 CFIUS and Foreign Person Limitations. The Company shall promptly notify each Investor that, to the Company’s knowledge, is a Foreign Person, in the event the Company becomes a “TID U.S. business” as defined under 31 C.F.R. 800.248. Notwithstanding anything to the contrary, each Investor covenants that (i) such Investor will notify the Company in advance of permitting any Foreign Person affiliated with such Investor, whether affiliated as a limited partner or otherwise, to obtain through Investor any DPA Triggering Rights, and (ii) if such Investor is a Foreign Person, (A) the Company shall not be obligated to provide any DPA Triggering Rights to such Investor (whether under this Agreement or otherwise) and (B) such Investor will not acquire a voting equity interest in the Company that exceeds nine and nine-tenths percent (9.9%) of the Company’s total voting securities pursuant to the Purchase Agreement, Section 4 of this Agreement, or otherwise, including by way of any secondary transaction(s), without the approval of the Board of Directors, including the approval of a majority of the Preferred Directors if any is then serving. If the Company becomes a TID U.S. business, the Company may take reasonable measures to ensure that any Foreign Person affiliated with an Investor does not obtain or retain DPA Triggering Rights that would require the parties to notify CFIUS, as required under 31 C.F.R. 800.401.

5.10 Corporate Transparency Act. Each Investor agrees to provide the Company with any such information solely as is reasonably necessary to enable the Company to comply with its reporting and disclosure requirements under the CTA. An Investor may satisfy the requirements in the previous sentence by providing a “FinCEN identifier” (as defined in the CTA) to the Company in lieu of other required information to the extent permitted by the CTA and authorized by FinCEN. The Company shall establish a confidential, private, and secure method of requesting, storing, and transmitting any information to be provided by such Investor (or on behalf of any of its Affiliates) consistent with the physical, technical, organizational and administrative security measures and policies the Company has in place to protect all of the Company’s confidential business information, trade secrets, and any information about identified or identifiable natural persons maintained, disclosed, or otherwise processed by or on behalf of the Company. Any information provided by an Investor pursuant to this Section 5.10 may be used by the Company only in connection with complying with its obligations under the CTA. The Company shall timely file any reports required by the CTA.

5.11 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon the closing of a Deemed Liquidation Event, except that such covenants shall not terminate upon the consummation of a sale of all or substantially all of the assets or intellectual property assets of the Company unless agreed to by the holders of at least a majority of the Preferred Stock outstanding immediately prior to the closing of such Deemed Liquidation Event, whichever event occurs first.

6.
Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one (1) or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a)
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or (as to the Company) as set forth on the Company’s signature page hereto, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, CA, 92011, Attn: James M. Krenn, [***]
(b)
Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers.

(a)
Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, Sections 3.1 and 3.2, any provision of Section 4 and any other section of this Agreement applicable to the Major Investors

(including this sentence of this Section 6.6(a)) may be amended, modified, terminated or waived with only the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding held by the Major Investors.
(b)
Further, Section 2 (other than Sections 2.1 and 2.10) and this Section 6.6(b) of this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way which on its face would materially and adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders then in service to the Company or its subsidiaries as employees, officers, advisors or consultants; it being acknowledged that the addition of other holders of Registrable Securities and their Registrable Securities to this Agreement shall not be deemed to be an amendment that materially or adversely affects the rights of the Key Holders hereunder.
(c)
Notwithstanding anything set forth herein, no amendment, termination or waiver of any term under this Agreement shall be effective with respect to any Investor or group of Investors to the extent, on its face, such amendment, termination or waiver would materially and adversely affect such Investor or group of Investors in a manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or series unless such amendment, termination or waiver is agreed to in writing by holders of a majority of the shares of capital stock of the disproportionately affected Investors. For the avoidance of doubt, (i) the addition to this Agreement of any new holder of shares of capital stock of the Company (“Capital Stock”) pursuant to the Company’s issuance of such Capital Stock regardless of whether such Capital Stock has rights, preferences or privileges that are junior, pari passu or senior to the Capital Stock then held by then current Investors, as long as such shares of Capital Stock have been authorized and issued in accordance with the Company’s then current Certificate of Incorporation and applicable law, and as long as the addition of such new holder of Capital Stock of the Company (or inclusion of such shares of Capital Stock) has been approved as may be required pursuant to Section 2.10 or (ii) any modification of the approval or consent threshold of the holders of a specified percentage of all shares of Preferred Stock, of the holders of a specified percentage of all Registrable Securities then outstanding or of the holders of a specified percentage of the Registrable Securities then outstanding held by the Major Investors, each as set forth herein, agreed to by the holders of such specified percentage of all shares of Preferred Stock, the holders of such specified percentage of all Registrable Securities then outstanding or the holders of such specified percentage of Registrable Securities then outstanding held by the Major Investors, respectively, to a new approval or consent threshold set forth in any amendment or restatement of this Agreement executed in connection with a bona fide equity financing of the Company, shall not, in and of itself, be deemed to constitute an amendment or waiver that adversely affects one Investor in a manner that is disproportionate to any other Investor.
(d)
Notwithstanding anything set forth herein, the proviso with respect to B Capital, U.S. Venture Partner XII, L.P., U.S. Venture Partner XII-A, L.P. and U.S. Venture Partners Select Fund I, L.P., in Section 1.5, Section 5.8 and this clause (d) of Section 6.6 may not be amended, modified or terminated, and no provision thereof or hereof may be waived without the written consent of U.S. Venture Partner XII, L.P., U.S. Venture Partner XII-A, L.P. and, to the extent a party to this Agreement, U.S. Venture Partners Select Fund I, L.P., or B Capital (as

applicable) to the extent such amendment, modification, termination or waiver in on its face would materially and adversely affect the rights of B Capital, U.S. Venture Partner XII, L.P., U.S. Venture Partner XII-A, L.P. or U.S. Venture Partners Select Fund I, L.P. thereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver on the rights of the other Investors.
(e)
Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares Preferred Stock after the date hereof, pursuant to the Purchase Agreement or the exercise of that certain Warrant to Purchase Stock, dated as of March 7, 2024, by and among the Company and Customers Bank (the “Warrant”), any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement), constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries the United States District Court for the District of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

Carlsmed, Inc.

By:	/s/ Michael Cordonnier
Name:	Michael Cordonnier
Title:	Chief Executive Officer

Address:	1800 Aston Avenue Suite 100 Carlsbad, California 92008

Attention:	Chief Executive Officer

[***]

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Michael Cordonnier

By:	/s/ Michael Cordonnier
Name:	Michael Cordonnier

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Niall Casey

By:	/s/ Niall Casey
Name:	Niall Casey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Jeffrey Roh

By:	/s/ Jeffrey Roh
Name:	Jeffrey Roh

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Justin Esterberg

By:	/s/ Justin Esterberg
Name:	Justin Esterberg

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

U.S. Venture Partners XII, L.P. U.S. Venture Partners XII-A, L.P.

By:	Presidio Management Group XII, L.L.C. The General Partner of Each

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Brendan T. Casey

By:	/s/ Brendan T. Casey
Name:	Brendan T. Casey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

Investor:

Michael Cordonnier

By:	/s/ Michael Cordonnier
Name:	Michael Cordonnier

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

Investor:

Kevin Sidow

By:	/s/ Kevin Sidow
Name:	Kevin Sidow

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

Investor:

Niall Casey

By:	/s/ Niall Casey
Name:	Niall Casey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Dennis Duchene

By:	/s/ Dennis Duchene
Name:	Dennis Duchene

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Aécio Rubens Dias Pereira Filho

By:	/s/ Aécio Rubens Dias Pereira Filho
Name:	Aécio Rubens Dias Pereira Filho

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Kenneth Casey

By:	/s/ Kenneth Casey
Name:	Kenneth Casey

Cari Casey

By:	/s/ Cari Casey
Name:	Cari Casey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Shane Ressie

By:	/s/ Shane Ressie
Name:	Shane Ressie

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

James Murdica

By:	/s/ James Murdica
Name:	James Murdica

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Dantsker Family Trust

By:	/s/ Gene Dantsker
Name:	Gene Dantsker
Title:	Trustee

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Kendis M Moore Drake

By:	/s/ Kendis M Moore Drake
Name:	Kendis M Moore Drake

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Legacy Holdings NW, LLC

By:	/s/ Michael Isaacson
Name:	Michael Isaacson
Title:	Owner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Fifth Floor Investments, LLC

By:	/s/ John P. Griffin
Name:	John P. Griffin
Title:	Authorized Signer

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Provident Trust Group, LLC FBO:
Milton Sigelmann Roth IRA

By:	/s/ Gloria Viel
Name:	Gloria Viel
Title:	Authorized Signer

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Carla Fowler

By:	/s/ Carla Fowler
Name:	Carla Fowler

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Salem Emara

By:	/s/ Salem Emara
Name:	Salem Emara

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

David Litwack

By:	/s/ David Litwack
Name:	David Litwack

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Willamette Angel Fund, LLC

By:	/s/ Michael L. Hand
Name:	Michael L. Hand
Title:	Dean

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

David Rickey

By:	/s/ David Rickey
Name:	David Rickey
Title:	Trustee, Brenda and Dave Rickey Family Foundation

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Rich Stewart

By:	/s/ Rich Stewart
Name:	Rich Stewart

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Timothy Michael Minette

By:	/s/ Timothy Michael Minette
Name:	Timothy Michael Minette

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Alexander Arrow

By:	/s/ Alexander Arrow
Name:	Alexander Arrow

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Saccharo Venture Fund LLC

By:	/s/ Mark Han
Name:	Mark Han
Title:	Manager

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Thomas A. Kauffman Jr.

By:	/s/ Thomas A. Kauffman Jr.
Name:	Thomas A. Kauffman Jr.

Heather T. Kauffman

By:	/s/ Heather T. Kauffman
Name:	Heather T. Kauffman

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Robert Becker

By:	/s/ Robert Becker
Name:	Robert Becker

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Michael Paolino

By:	/s/ Michael Paolino
Name:	Michael Paolino

Diane Paolino

By:	/s/ Diane Paolino
Name:	Diane Paolino

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Jay Li

By:	/s/ Jay Li
Name:	Jay Li

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Jade Lin and Connie Yeh, Trustees of the Lin Yeh Family Trust Dated June 16, 2020

By:	/s/ Jade Lin
Name:	Jade Lin
Title:	Co-Trustee

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

George Chrisikos

By:	/s/ George Chrisikos
Name:	George Chrisikos

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Cove Fund II, LLC

By:	/s/ Michael Benvenuti
Name:	Michael Benvenuti, Co-Manager of Cove II Fund Management, LLC, Manager of Cove Fund II, LLC

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Cove III Management, LLC

By:	/s/ Paul Voois
Name:	Paul Voois
Title:	Member

By:	/s/ Michael Benvenuti
Name:	Michael Benvenuti
Title:	Member

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Sean McCloskey

By:	/s/ Sean McCloskey
Name:	Sean McCloskey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Minh N. Hong

By:	/s/ Minh N. Hong
Name:	Minh N. Hong

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Deanna Conheeny

By:	/s/ Deanna Conheeny
Name:	Deanna Conheeny

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Coast 2 Coast Logistics, LLC

By:	/s/ Denis Hickey
Name:	Denis Hickey
Title:	CEO

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

John Casey

By:	/s/ John Casey
Name:	John Casey

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Syed Shariq Hussain

By:	/s/ Syed Shariq Hussain
Name:	Syed Shariq Hussain

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

KDI Partners, a California General Partnership

By:	/s/ Kenneth W. Guchereau
Name:	Kenneth W. Guchereau
Title:	Managing Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

K. Brian Horton

By:	/s/ K. Brian Horton
Name:	K. Brian Horton

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Provident Trust Group FBO Jeff Manley IRA

By:	/s/ Nicholas Vanderberg
Name:	Nicholas Vanderberg
Title:	Authorized Signatory

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The Uhl and Casey Revocable Trust date 6/18/96

By:	/s/ Larry Uhl
Name:	Larry Uhl
Title:	Trustee

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Michael Templeman

By:	/s/ Michael Templeman
Name:	Michael Templeman

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The Capitalists Partnership

By:	/s/ Calvin Chen
Name:	Calvin Chen
Title:	General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

M Colombatto Trust

By:	/s/ Martin Colombatto
Name:	Martin Colombatto
Title:	Trustee

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Device of Tomorrow Capital

By:	/s/ Henry Yan
Name:	Henry Yan
Title:	Managing Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MMM Profit Sharing Plan

By:	/s/ Stender Sweeney
Name:	Stender Sweeney
Title:	Trustee

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Sweeney Family Investments LLC

By:	/s/ Stender Sweeney
Name:	Stender Sweeney
Title:	Managing Member

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Wavemaker Three-Sixty Health, LP

By:	/s/ John G. Nackel
Name:	John G. Nackel
Title:	Founder and General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Wavemaker Three-Sixty Health A, LP

By:	/s/ John G. Nackel
Name:	John G. Nackel
Title:	Founder and General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Wavemaker Three-Sixty Health II, LP

By:	/s/ John G. Nackel
Name:	John G. Nackel
Title:	Founder and General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Wavemaker Three-Sixty Health II-A, LP

By:	/s/ John G. Nackel
Name:	John G. Nackel
Title:	Founder and General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

By:	/s/ Brian Talbott
Name:	Brian Talbott
Title:	Authorized Signatory

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The Board of Trustees of the Leland Stanford Junior University (SBST)

By:	/s/ Rajkumar Chellaraj
Name:	Rajkumar Chellaraj
Title:	Authorized Signatory

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Vertical GP-11, LLC

By:	/s/ Jack Lasersohn
Name:	Jack Lasersohn
Title:	Managing Member

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

B Capital Global Growth III, L.P.

By:	/s/ Raj Ganguly
Name:	Raj Ganguly
Title:	Authorized Signatory

By:	/s/ Robert Mittendorff
Name:	Robert Mittendorff
Title:	Authorized Signatory

B Capital Healthcare I, L.P.

By:	/s/ Raj Ganguly
Name:	Raj Ganguly
Title:	Authorized Signatory

By:	/s/ Robert Mittendorff
Name:	Robert Mittendorff
Title:	Authorized Signatory

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Hornet Co-Invest, L.P.

By: Hornet Co-Invest GP, L.P., its general partner By: Hornet Co-Invest Investors, Ltd., its general partner

By:	/s/ Raj Ganguly
Name:	Raj Ganguly
Title:	Authorized Signatory

By:	/s/ Robert Mittendorff
Name:	Robert Mittendorff
Title:	Authorized Signatory

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

U.S. Venture Partners Select Fund I, L.P., on its own behalf and as nominee for U.S. Venture Partners Select Fund I-A, L.P.

By: Presidio Management Group Select Fund I, L.L.C. Their: General Partner

By:	/s/ Dale Holladay
Name:	Dale Holladay
Title:	Attorney-In-Fact

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PMY Partners LP

By:	/s/ Philip M. Young
Name:	Philip M. Young
Title:	General Partner

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement

SCHEDULE A

Signature Page to Carlsmed, Inc.

Amended and Restated Investors’ Rights Agreement